EXHIBIT 97.1
THE CATO CORPORATION
DODD-FRANK CLAWBACK

POLICY
Effective December 1, 2023
The Board of Directors (the “Board”) of The Cato Corporation

(the “Company”) has adopted this
Dodd-Frank Clawback Policy (this “Policy”), effective

as of December 1, 2023 (the “Effective Date”).

The
purpose of this Policy is to provide for the recoupment of

certain incentive compensation pursuant to
Section 954 of the Dodd-Frank Wall

Street Reform and Consumer Protection Act of 2010, in the manner required by Section 10D of the Securities Exchange Act

of 1934, as amended (the “Exchange Act”), Rule
10D-1 promulgated thereunder,

and Section 303A.14 of the New York

Stock Exchange Listed Company
Manual (collectively,

the “Dodd-Frank Rules”). Accordingly,

this Policy shall be interpreted to be
consistent with the Dodd-Frank Rules.
1.

Definitions
. For purposes of this Policy,

the following capitalized terms shall have the meanings
set forth below.
(a)

“
Accounting Restatement ” shall mean an accounting restatement of the
Company’s financial statements due to the material

noncompliance of the Company with any
financial reporting requirement under the securities laws,

including any required accounting
restatement (i) to correct an error in previously issued

financial restatements that is material to
the previously issued financial statements ( i.e., a “Big R” restatement), or (ii) that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the
current period ( i.e., a “little r” restatement).
(b)

“
Affiliate ” shall mean each entity that directly or indirectly controls, is controlled by, or is under common

control with the Company.

(c)

“
Clawback Eligible Incentive Compensation ” shall mean Incentive-Based
Compensation Received by a Covered Executive (i) on

or after the Effective Date, (ii) after
beginning service as a Covered Executive, (iii) if such individual served as a Covered Executive
at any time during the performance period for such Incentive

-Based Compensation (irrespective
of whether such individual continued to serve as a Covered Executive upon or following the
Restatement Trigger Date), (iv) while the

Company has a class of securities listed

on a national
securities exchange or a national securities association, and

(v) during the applicable Clawback
Period.
(d)

“
Clawback Period
” shall mean, with respect to any Accounting Restatement,

the
three completed fiscal years of the Company immediately preceding the Restatement Trigger
Date and any transition period (that results from

a change in the Company’s fiscal year) within or
immediately following those three completed fiscal

years (except that a transition period between
the last day of the Company’s previous fiscal

year end and the first day of its new fiscal year that
comprises a period of at least nine months shall count as

a completed fiscal year).
(e)

“
Code
” shall mean the Internal Revenue Code of 1986, as

amended.
(f)

“
Company Group ” shall mean the Company and its Affiliates.
(g)

“
Covered Executive
” shall mean any “executive officer” of

the Company as
defined under the Dodd-Frank Rules, and, for the avoidance

of doubt, includes each individual
identified as an executive officer of the Company

in accordance with Item 401(b) of Regulation S-
K under the Exchange Act.
(h)

“
Erroneously Awarded Compensation ” shall mean the amount of Clawback
Eligible Incentive Compensation

that exceeds the amount of Incentive-Based Compensation

that
otherwise would have been Received had it been determined

based on the restated amounts,

computed without regard to any taxes paid. With respect

to any compensation plan or program
that takes into account Incentive-Based Compensation,

the amount contributed to a notional
account that exceeds the amount that otherwise would

have been contributed had it been
determined based on the restated amount, computed

without regard to any taxes paid, shall be
considered Erroneously Awarded Compensation, along

with earnings accrued on that notional
amount.
(i)

“
Financial Reporting Measures
” shall mean measures that are determined

and
presented in accordance with the accounting

principles used in preparing the

Company’s financial
statements, and all other measures that

are derived wholly or in part from

such measures. Stock
price and total shareholder return

(and any measures that are derived wholly

or in part from stock
price or total shareholder return)

shall for purposes of this Policy

be considered Financial
Reporting Measures. For the avoidance of

doubt, a measure need not be presented

in the
Company’s financial statements or included

in a filing with the U.S. Securities and Exchange
Commission (the “SEC”) in order to be considered a Financial

Reporting Measure.
(j)

“
Incentive-Based Compensation ” shall mean any compensation that is granted, earned or vested based wholly or in part upon the attainment of a Financial Reporting Measure.
(k)

“
NYSE
” shall mean the New York

Stock Exchange.
(l)

“
Received ” shall mean the deemed receipt of Incentive-Based Compensation.
Incentive-Based Compensation shall be deemed received for

this purpose in the Company’s
fiscal period during which the Financial Reporting Measure

specified in the applicable Incentive-
Based Compensation award is attained, even if payment

or grant of the Incentive-Based
Compensation occurs after the end of that period. For the avoidance of doubt, Incentive-Based
Compensation that is subject to both a Financial Reporting

Measure vesting condition and a
service-based vesting condition shall be considered received when the relevant Financial
Reporting Measure is achieved, even if the Incentive-Based Compensation continues to be
subject to the service-based vesting condition.
(m)

“
Restatement Trigger Date ” shall mean the earlier to occur of (i) the date the
Board, a committee of the Board, or the officer(s)

of the Company authorized to take such action
if Board action is not required, concludes, or reasonably should have concluded, that the
Company is required to prepare an Accounting Restatement,

or (ii) the date a court, regulator or
other legally authorized body directs the Company to

prepare an Accounting Restatement.

2.

Administration
. This Policy shall be administered by the Compensation

Committee of the Board
(the “Compensation Committee”).

The Compensation Committee has full and final authority

to interpret
and construe this Policy and to make to make all determinations under this Policy,

in each case to the
extent permitted under the Dodd-Frank Rules and in compliance with (or pursuant to an exemption from
the application of) Section 409A of the Code. All determinations and decisions made by the
Compensation Committee pursuant to the provisions of

this Policy shall be final, conclusive and binding
on all persons, including the Company,

its Affiliates, its shareholders and all Covered

Executives. Any
action or inaction by the Compensation Committee with

respect to a Covered Executive under this Policy
in no way limits the Compensation Committee’s actions

or decisions not to act with respect to any other
Covered Executive under this Policy or under any similar policy,

agreement or arrangement, nor shall any
such action or inaction serve as a waiver of any rights the Company may have against any Covered
Executive other than as set forth in this Policy.
3.

Recoupment of Erroneously Awarded Compensation
. Upon the occurrence of a Restatement
Trigger Date, the Company shall recoup

Erroneously Awarded Compensation reasonably

promptly, in the
manner described below. For

the avoidance of doubt, the Company’s obligation

to recover Erroneously
Awarded Compensation under this Policy is not

dependent on if or when restated financial statements

are
filed following the Restatement Trigger Date.
(a) Process.
The Compensation Committee shall use the following

process for
recoupment:

(i)

First, the Compensation Committee will determine the amount

of any
Erroneously Awarded Compensation for each Covered

Executive in connection with such
Accounting Restatement. For Incentive-Based Compensation

based on (or derived from) stock
price or total shareholder return where the amount of Erroneously

Awarded Compensation is not
subject to mathematical recalculation directly from the information in the applicable Accounting
Restatement, the amount shall be determined by the Compensation

Committee based on a
reasonable estimate of the effect of the Accounting Restatement on the stock price or total
shareholder return upon which the Incentive-Based Compensation was Received (in which case,
the Company shall maintain documentation of such determination of that reasonable estimate
and provide such documentation to the NYSE).
(ii)

Second, the Compensation Committee will provide each affected
Covered Executive with a written notice stating the amount

of the Erroneously Awarded
Compensation, a demand for recoupment, and the means

of recoupment that the Company will
accept.
(b) Means of Recoupment.
The Compensation Committee shall have discretion

to
determine the appropriate means of recoupment of

Erroneously Awarded Compensation, which
may include without limitation: (i) recoupment of cash or shares of Company stock, (ii) forfeiture
of unvested cash or equity awards (including those subject

to service-based and/or performance-
based vesting conditions), (iii) cancellation of outstanding vested cash or equity awards (including
those for which service-based and/or performance-based

vesting conditions have been satisfied),
(iv) to the extent consistent with Section 409A of the Code,

offset of other amounts owed to the
Covered Executive or forfeiture of deferred compensation, (v) reduction of future compensation,
and (vi) any other remedial or recovery action permitted

by law. Notwithstanding the

foregoing,
the Company Group makes no guarantee as to the treatment

of such amounts under Section
409A of the Code, and shall have no liability with respect

thereto. Except as set forth in Section
3(d) below, in no event may the

Company Group accept an amount that is less than the

amount
of Erroneously Awarded Compensation in satisfaction

of a Covered Executive’s obligations
hereunder.

(c) Failure to Repay.
To

the extent that a Covered Executive fails to repay all
Erroneously Awarded Compensation to the Company

Group when due (as determined in
accordance with Section 3(a) above), the Company shall,

or shall cause one or more other
members of the Company Group to, take all actions reasonable and appropriate to recoup such
Erroneously Awarded Compensation from

the applicable Covered Executive. The applicable
Covered Executive shall be required to reimburse the Company

Group for any and all expenses
reasonably incurred (including legal fees) by the Company Group in recouping such Erroneously
Awarded Compensation in accordance with the

immediately preceding sentence.
(d) Exceptions.
Notwithstanding anything herein to the contrary,

the Company shall
not be required to recoup Erroneously Awarded

Compensation if one of the following conditions is
met and the Compensation Committee determines that recoupment would be impracticable:
(i)

The direct expense paid to a third party to assist in enforcing this Policy
against a Covered Executive would exceed the amount

to be recouped, after the Company has
made a reasonable attempt to recoup the applicable

Erroneously Awarded Compensation,
documented such attempts, and provided such documentation

to the NYSE;
(ii)

Recoupment would violate home country law where

that law was adopted
prior to November 28, 2022, provided

that, before determining that it would be impracticable

to recoup
any amount of Erroneously Awarded Compensation based on

violation of home country law, the
Company has obtained an opinion of home

country counsel, acceptable to the NYSE,

that
recoupment would result in such a

violation and a copy of the

opinion is provided to the NYSE;

or
(iii)

Recoupment would likely cause an otherwise tax-qualified

retirement
plan, under which benefits are broadly available to employees,

to fail to meet the requirements of
26 U.S.C. 401(a)(13) or 26 U.S.C. 411(a)

and regulations thereunder.

4.

Reporting and Disclosure
. The Company shall file all disclosures with respect to

this Policy in
accordance with the requirements of the Dodd-Frank Rules.
5.

Indemnification Prohibition
. No member of the Company Group

shall be permitted to indemnify
any current or former Covered Executive against

(i) the loss of any Erroneously Awarded Compensation that
is recouped pursuant to the terms of this

Policy, or (ii) any claims relating to

the Company Group’s
enforcement of its rights under this Policy.

The Company may not pay or reimburse

any Covered Executive
for the cost of third-party insurance purchased by a

Covered Executive to fund potential recoupment
obligations

under this

Policy.
6.

Acknowledgment
.

Each Covered Executive shall be required to sign and

return to the Company
the acknowledgement form attached hereto as Exhibit

A, pursuant to which such Covered Executive will
agree to be bound by the terms of, and comply with, this

Policy. For the avoidance

of doubt, each
Covered Executive will be fully bound by,

and must comply with, the Policy,

whether or not such Covered
Executive has executed and returned such acknowledgment

form to the Company.
7.

Amendment
; Termination
. The Compensation Committee may amend or terminate this

Policy
from time to time in its discretion, including to comply

with (or maintain an exemption from the application
of) Section 409A of the Code or as and when it determines

that it is legally required to do so by any
federal securities laws, SEC rule or the rules of any national securities exchange or national securities
association on which the Company’s securities are

listed.
8.

Other Recoupment Rights
. The Compensation Committee intends

that this Policy be applied to
the fullest extent of the law

and be interpreted in a manner consistent

with the Dodd-Frank Rules.

To

the
extent the Dodd-Frank Rules require

recovery of incentive-based compensation

in additional
circumstances beyond those specified

above, nothing in this Policy

shall be deemed to limit or restrict

the
right or obligation of the Company

to recover incentive-based compensation to

the fullest extent required
by the Dodd-Frank Rules. In addition,

the Compensation Committee may require

that any employment
agreement, equity award, cash incentive

award, or any other agreement entered

into on or after the
Effective Date be conditioned upon the Covered Executive’s

agreement to abide by the terms of this
Policy. Any right of

recoupment under this Policy is in addition to, and not in

lieu of, any other remedies or
rights of recoupment that may be available to the Company

Group, whether arising under applicable law,
regulation or rule, pursuant to the terms of any other policy of the Company Group, pursuant to any
employment agreement, equity award, cash incentive

award, or other agreement applicable to a Covered
Executive, or otherwise (the “Separate Clawback

Rights”). Notwithstanding the foregoing, there shall be
no duplication of recovery of the same Erroneously Awarded

Compensation under this Policy and the
Separate Clawback Rights, unless required by applicable law.
9.

Successors
. This Policy shall be binding and enforceable against

all Covered Executives and
their beneficiaries, heirs, executors, administrators or other legal representatives.
10.

Governing Law; Venue
. This Policy and all rights and obligations hereunder are

governed by
and construed in accordance with the internal laws of

the State of North Carolina, excluding any choice of
law rules or principles that may direct the application

of the laws of another jurisdiction. All actions arising
out of or relating to this Policy shall be heard and determined exclusively in the district court of the State
of North Carolina located in the county in which the Company’s principal executive offices are located or,
if such court declines to exercise jurisdiction or if subject matter jurisdiction over the matter that is the
subject of any such legal action or proceeding is vested

exclusively in the U.S. federal courts, the U.S.
District Court for the Middle District of North Carolina.
11.

Exhibit Filing Requirement
. This Policy and any amendments hereto shall be posted on

the
Company’s website and filed as an exhibit to the Company’s

annual report on Form 10-K.
12.

Severability
. The provisions in this Policy are intended to be applied

to the fullest extent of the
law. To

the extent that any provision of this Policy is found to be

unenforceable or invalid under any
applicable law, such provision

shall be applied to the maximum extent permitted, and shall

automatically
be deemed amended in a manner consistent with its objectives to the extent necessary to conform to any
limitations required under applicable law.

Exhibit A
THE CATO CORPORATION
DODD-FRANK CLAWBACK

POLICY
ACKNOWLEDGEMENT FORM
By signing below, the undersigned

acknowledges and confirms that the undersigned has received
and reviewed a copy of The Cato Corporation Dodd-Frank

Clawback Policy (the “
Policy ”). Capitalized
terms used but not otherwise defined in this Acknowledgement

Form (this “
Acknowledgement Form ”)
shall have the meanings ascribed to such terms in the

Policy.
By signing this Acknowledgement Form, the undersigned

acknowledges and agrees that the
undersigned is and will continue to be subject to the

Policy and that the Policy will apply both during and
after the undersigned’s employment with the Company

Group. Further, by signing

below, the undersigned
agrees to abide by the terms of the Policy,

including, without limitation, by returning any Erroneously
Awarded Compensation to the Company Group reasonably

promptly to the extent required by,

and in a
manner permitted by,

the Policy, as

determined by the Compensation Committee of the Company’s
Board of Directors in its sole discretion, as well as the

choice of law and exclusive venue provisions set
forth in the Policy.
Notwithstanding the provisions of the Company’s

Amended and Restated Bylaws, as may be
amended, or any agreement between the undersigned and

the Company providing for indemnification by
the Company of the undersigned, the undersigned agrees

and acknowledges that the undersigned shall
not be entitled to any indemnification by the Company

or any of its Affiliates thereunder,

including any
advancement of expenses, in respect of any action, suit

or proceeding by or against the Company or any
of its Affiliates regarding the recovery from

the undersigned of Erroneously Awarded Compensation
pursuant to the Policy.
The undersigned acknowledges and agrees that the

undersigned’s execution and delivery of

this
Acknowledgement Form is a condition to the receipt by the

undersigned of any Incentive-Based
Compensation after the Effective Date.
Sign:

_____________________________
Name:

[Associate]
Date:

_____________________________